Form N-SAR
Semi-Annual Period ended February 28, 2011
Sub-Item Q1:  Other Exhibits
Change in certifying accountant

April 27, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77K of The RBB Fund Inc.'s Form N-SAR dated April 27, 2011, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP